Exhibit 99.1

Global Headquarters 875 Third Avenue New York, NY 10022	towerswatson.com

Media Contacts:

Elliot Schimel

Kwittken & Company

+1 646 747 0142

towerswatson@kwitco.com

Rob Wyse

+1 212 920 1470

rob@WT221.com

Towers Watson Completes Acquisition of Extend Health

NEW YORK, May 29, 2012 — Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced the completion of its acquisition of Extend Health, Inc., which operates the largest private Medicare exchange in the United States. The acquisition enables Towers Watson to provide employers with health care solutions that combine specialized retiree medical transition consulting with the choice and cost advantages of individual Medicare plans purchased on a private exchange.

“Extend Health’s proven infrastructure and scalable exchange platform bring a dynamic new offering to Towers Watson,” said John Haley, CEO of Towers Watson. “Our market-leading solutions will provide our clients with an immediate and unprecedented opportunity to deliver retiree medical benefit packages in a new and cost-effective way.”

Extend Health will operate as a new business segment called Exchange Solutions within Towers Watson alongside the existing segments of Benefits, Talent and Rewards, and Risk and Financial Services. Bryce Williams, co-founder and CEO of Extend Health, will lead the new segment.

“We are excited to join Towers Watson at this crucial time when many companies are rethinking their retiree health benefits,” said Williams. “We look forward to meeting the evolving needs of employers and retirees by building on both organizations’ deep commitment to innovative, proven solutions and unwavering client service.”

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson has 14,000 associates around the world and is located on the web at towerswatson.com.

About Extend Health

Extend Health, Inc., founded in 2004, operates the largest private Medicare exchange in the country. For more information, visit Extend Health on the web at extendhealth.com.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “would,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue,” or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that Extend Health is not successfully integrated; the risk that the Extend Health business is not profitable or accretive to Towers Watson’s earnings, or takes longer than expected to generate the anticipated profitable and accretive results; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations in this area, will have a material adverse impact on Extend Health’s business model; the risk that the Extend Health business would be harmed if it loses its relationships with insurance carriers; the risk that the Extend Health business fails to maintain good relationships with insurance carriers, becomes dependent upon a limited number of insurance carriers or fails to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm the Extend Health business; and the fact that Extend Health’s results of operations fluctuate depending upon insurance carrier payment and reporting practices and the timing of Extend Health’s receipt of commission payments from insurance carriers; the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to successfully make and integrate other acquisitions that are profitable; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees, particularly given the company’s recent changes in employee compensation plans; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson’s business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Annual Report on Form 10-K, filed on August 29, 2011, with the SEC, as supplemented by disclosure in Towers Watson’s Quarterly Report on Form 10-Q filed on February 7, 2012.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.